SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934


Date of Report (Date of earliest
        		    event reported):  November 18, 1994

                         WATTS INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)


    Delaware                      0-14787          04-2916536
(State or other jurisdiction     (Commission    (IRS Employer
   of incorporation)		          File Number)  Identification No.)

    815 Chestnut Street, North Andover, Massachusetts  01845
 (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:(508) 688-1811

                            N/A
(Former name or former address, if changed since last report.)






	Item 2.	Acquisition or Disposition of Assets.

	Watts Industries, Inc. (the "Company") has completed four acquisitions since July 15, 1994, none of which individually is deemed significant for purposes of Regulation S-X of the Securities and Exchange Commission and none of which individually required the filing by the Company of a Current Report on Form 8-K.

	Tanggu Watts.

	On July 15, 1994, Watts Investment Company, a wholly owned subsidiary of the Company, acquired a controlling 60% equity interest in Tianjin Tanggu Watts Valve Company Limited ("Tanggu Watts"). Tanggu Watts, which is a Chinese limited liability equity joint venture, was formed with Tianjin Tanggu Valve Plant ("Tanggu Valve"), a manufacturer of butterfly valves and other valve products located in Tianjin, People's Republic of China.

	The total registered capital invested in Tanggu Watts by both the Company and Tanggu Valve was RMB 123,000,000 (Chinese Renminbi), which is equal to approximately US$14,100,000. Of this amount, the Company has contributed cash in the approximate amount of US$8,500,000 which is equal to approximately RMB 73,800,000 or 60% of the total registered capital. The Company's source of capital to finance this acquisition was from existing cash balances. Tanggu Valve contributed machinery and equipment, a land development fee, technology and certain inventory in the amount of RMB 49,200,000, which is equal to approximately US$5,600,000 or 40% of the total registered capital.

	Tanggu Watts, which maintains its headquarters and manufacturing operations in Tianjin, People's Republic of China, will manufacture butterfly, globe and check valves for the water distribution and industrial markets in the People's Republic of China, the United
States, Europe, Australia and Southeast Asia. The Company intends that Tanggu Watts will continue to use the assets of Tanggu Watts within the same industry, as described in the immediately preceding sentence, as they were used by Tanggu Valve prior to the formation of the joint venture. Tanggu Valve's sales for the twelve-month period ended December 31, 1993 were approximately the equivalent of US$8,000,000.

	Jameco.

	On July 28, 1994, Jameco Acquisition Corp., a wholly owned indirect subsidiary of the Company, acquired from certain individual and trust stockholders all of the issued and outstanding capital stock of Jameco Industries, Inc., a New York corporation ("Jameco"), for a price of $29,503,030 (of which approximately $25 million was paid in cash at closing and $3.75 million in cash was deposited into and is still being held in an interest-bearing escrow account and the remaining amount was deducted from the total price as a result of amounts owed to Jameco by one of the selling stockholders). The money held in the escrow account will be paid pursuant to and in accordance with terms of the Escrow Agreement, attached as an exhibit to Exhibit
2.2 hereto, to secure the payment of claims for indemnification made against the three principal selling stockholders. Jameco had approximately $13 million of outstanding bank debt that remains outstanding. The Company's source of capital to finance this acquisition was from existing cash balances.

	The acquisition also included the purchase by the Company of the parcel of land, together with the buildings and improvements thereon, on which the facilities of Jameco are situated for an additional cash payment of $5.3 million. Prior to its acquisition by the Company, the land was owned indirectly by two of the principal selling stockholders of Jameco.

	Jameco, headquartered in Wyandanch, New York, is a manufacturer of metal and plastic water supply products including valves, tubular products and sink strainers that are sold primarily to the residential construction and home repair and remodeling markets in the United
States and overseas. Jameco's sales for the twelve-month period ended June 30, 1994 were approximately $56 million. The Company intends to continue to use the assets of Jameco within the same industry in which they were used prior to the acquisition.


	Cryolab.

	On August 4, 1994, Circle Seal Controls, Inc., a wholly-owned subsidiary of the Company, acquired substantially all of the assets, subject to certain liabilities, of the Cryolab product line (the "Cryolab Business") of SAES Pure Gas, Inc. ("SAES") for a cash price of $886,122 paid at closing. The Company's source of capital to finance this acquisition was from existing cash balances.

	The assets acquired, which included inventory, raw materials, patterns, drawings, toolings, dies, machinery and equipment, goodwill and certain intellectual property rights, were used by SAES to manufacture and sell cryogenic valves to control the flow of gases and liquids exhibiting a temperature of -100 degrees fahrenheit and lower. The products made in the Cryolab Business include globe, "Y", angle, vacuum-jacketed, extended stem, and vacuum seal-off type valves and operators. The Company intends to use the assets of the Cryolab Business in the existing cryogenic valve business of Circle Seal Controls, Inc., which is located in Corona, California. SAES's sales from the Cryolab Business for the twelve-month period ended December 31, 1993 were approximately $1,500,000.


	Pibiviesse.

	On November 18, 1994, two wholly owned indirect subsidiaries of the Company acquired from Philabel International NV all of the issued and outstanding capital stock of Philabel NV, a Dutch holding company owning all of the issued and outstanding capital stock of Pibiviesse
S.p.A. ("PBVS"), an Italian valve manufacturing company located in Milan, Italy, for a price of 29,827,193,801 Italian Lire (approximately US$18.5 million), 90% of which was paid at closing and all or a portion of the balance to be paid within 4 months of the closing based on a post-closing determination of the balance sheet of PBVS as of the closing date, plus certain contingent deferred payments that may become payable in the future. The contingent deferred payments become payable upon achievement of a number of different benchmarks for gross revenues of PBVS during the three-year period ending December 31, 1997 and could equal a maximum of 6,000,000,000 Italian Lire (approximately US$3.7 million) in the aggregate if all of the specified benchmarks are achieved.

	PBVS manufactures ball and gate valves for the oil and gas markets. The Company intends to continue to use the assets of PBVS within the same industry in which they were used prior to the acquisition. Sales for PBVS for the twelve-month period ended June 30, 1994 were approximately US$34,000,000.

	The Company's sources of capital to finance this acquisition were existing cash balances and a draw down of a portion of the Company's unsecured line of credit for $125,000,000 with the First National Bank of Boston.

	Item 7.	Financial Statements, Pro Forma Financial
        	Information and Exhibits.

   		(a)	Financial Statements of
         Businesses Acquired.  Not applicable.

   		(b) At the time of the filing of this Form 8-K, it is impracticable for the Company to provide the pro
        	forma financial information relating to the
        	acquisition by the Company of Tanggu Watts,
        	Jameco, Cryolab and PBVS.  Such financial
        	information will be filed by amendment not later	than
         February 3, 1995, in accordance with Item 7,	paragraph
         (b)(2) of Form 8-K.

   		(c)	Exhibits.

  		*2.1	Joint Venture Contract, dated
         as of June 27, 1994, by and between
         Tianjin Tanggu Valve Plant and Watts
         Investment Company.


  		*2.2	Stock Purchase Agreement, dated
         as of July 28, 1994, by and between
         Jameco Acquisition Corp. and Harry
         Lipman, Michael Lipman, Walter Lipman,
         Sidney Greenberg, David Chasin, Kenneth
         S. Lipman, Peter A. Lipman, Ethel S.
         Lipman, Gloria Lipman, Walter Lipman
         Trust for the Benefit of Ilene Burstein,
         Walter Lipman Trust for the Benefit of
         Staci Burstein and Walter Lipman Trust
         for the Benefit of Joshua Burstein.

  		*2.3	Asset Purchase Agreement, dated
         as of August 4, 1994, by and between
         Circle Seal Controls, Inc. and SAES Pure
         Gas, Inc.

   	*2.4 Stock Purchase Agreement, dated
         as of November 18, 1994, by and between
         Watts Industries Europe BV, KF Industries
         Europe BV, Philabel International NV,
         Antonio Vienna, and G.I.V.A. S.p.A.


      	*	The Company will supply the Commission upon
         request with copies of any schedules to Exhibits
         2.1, 2.2, 2.3, and 2.4 which are not included herein.






                          SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          								WATTS INDUSTRIES, INC.



                         					By:/s/ William C. McCartney
                          								   William C. McCartney,
                          								   Vice President of
		                                   Finance

Date:	December 5, 1994